EXHIBIT 14(C)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No.2 to the Registration Statement on Form N-14 of our report dated March 20, 2025, relating to the consolidated financial statements of Runway Growth Finance Corp. appearing in the Annual Report on Form 10-K of Runway Growth Finance Corp. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

February 27, 2026